Exhibit 3.76
BYLAWS
OF
Norampac Export Sales Corp.
(a Nevada corporation)
ARTICLE I
OFFICES
1.1 REGISTERED OFFICE; RESIDENT AGENT AND REQUIRED RECORDS
     The corporation shall maintain a registered office and resident agent in the State of Nevada. The registered office and/or resident agent of the corporation may be changed from time to time by action of the president, any vice president, the secretary or treasurer.
     The corporation shall keep the following records at its registered office: (a) a copy, certified by the secretary of state of the State of Nevada, of its articles of incorporation, and all amendments thereto; (b) a copy, certified by an officer of the corporation, of its bylaws, and all amendments thereto; and (c) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them. In lieu of the stock ledger or duplicate stock ledger, the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept.
1.2 OTHER OFFICES
     The corporation may have offices at such places both within or outside the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE 2
DIRECTORS, COMMITTEES AND OFFICERS
2.1 BOARD OF DIRECTORS; QUALIFICATIONS AND NUMBER
     The business of the corporation shall be managed by a board of directors, each member of which shall be a “director” and who must be a natural person who is at least 18 years of age. Directors need not be residents of the United States or stockholders of the corporation.

     The board of directors shall consist of one member, which number may be changed from time to time by action of the board of directors or the stockholders. At all times, there must be at least one director.
2.2 COMMITTEES OF THE BOARD
     The board of directors of the corporation may designate one or more committees, each consisting of at least one director, which has and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, subject to any limitations on authority as may be provided in the resolution establishing the committee. The board of directors may appoint natural persons who are not directors to serve on committees.
2.3 ALTERNATES
     The board of directors of the corporation may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Unless the board of directors appoints alternate members of a committee, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of an absent or disqualified member of the committee.
2.4 QUORUM AND MANNER OF ACTING — COMMITTEES
     The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at the meeting.
2.5 COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.
     The chairman of each committee shall be selected by the board of directors from among the members of the committee. Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the board of directors designating the committee. Each committee shall meet at such times and places and upon such call or notice as shall be provided by such rules. Each committee shall keep a record of its actions and proceedings and shall report on them to the board of directors at the board’s next meeting.
2.6 OFFICERS
     The officers of the corporation shall consist of a president, a secretary and a treasurer, and may consist of a chairman of the board, one or more vice presidents, and such assistant secretaries, assistant treasurers, and other officers as the board of directors shall determine. The same person may hold any two or more offices. The board of directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a stockholder of the corporation or a resident of Nevada.

2.7 CHAIRMAN OF THE BOARD
     The chairman of the board, if a chairman of the board has been elected and is serving, shall preside at all meetings of the stockholders and the board of directors. The chairman of the board shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts and other instruments of the corporation except where required or permitted by law to be otherwise executed and except where the board of directors expressly delegates the execution to some other officer or agent of the corporation. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time assign to him or her. The chairman may sign singly, or with any other officer of the corporation, certificates for shares of stock of the corporation the board of directors has authorized for issuance.
2.8 PRESIDENT
     The president shall be the chief executive officer of the corporation and, in the absence of the chairman of the board, shall preside at all meetings of the stockholders, the board of directors or any committee of the board of which the president is a member. The president shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as the board of directors may provide. The president shall have authority to designate the duties and powers of other officers (except chairman of the board) and delegate special powers and duties to specified officers, so long as such designation is not inconsistent with applicable law, these bylaws or action of the board of directors. The president shall also have the power to execute, and shall execute, deeds, mortgages, bonds, contracts and other instruments of the corporation except where required or permitted by law to be otherwise executed and except where the board of directors expressly delegates the execution to some other officer or agent of the corporation. The president may sign singly, or with any other officer of the corporation, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The president shall vote, or give a proxy, power of attorney or other delegation of authority to any other person to vote, all equity interests of any other entity standing in the name of the corporation. The president in general shall have all other powers and shall perform all other duties incident to the chief executive office of a corporation or as the board of directors may from time to time assign to the president.
2.9 VICE PRESIDENTS
     In the absence of the president, at the president’s request or in the event of the president’s inability or refusal to act, the vice presidents, if any, have been elected and are serving, in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors or the president shall perform all duties of the president, including the duties of the chairman of the board if and as assumed by the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these bylaws, or action of the board of directors, as the board of directors or the president may from time to time assign to them. Any vice president may sign singly, or with any other officer of the corporation, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

2.10 SECRETARY
     The secretary shall: (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the secretary by such stockholder, director or member; (e) have the authority to sign with the chairman of the board, the president or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of the secretary and such other duties as the board of directors, the chairman of the board, or president may from time to time assign to the secretary. The secretary may delegate such details of the performance of duties of the secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.
2.11 TREASURER
     The treasurer shall: (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these bylaws; (c) disburse the funds of the corporation as ordered by the board of directors or the president or as otherwise required in the conduct of the business of the corporation; (d) render to the president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation; and (e) in general, perform all duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board, or the president may from time to time assign to the treasurer. The treasurer may sign, with the chairman of the board, the president, or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.
2.12 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES
     The assistant treasurers and assistant secretaries, if any, have been elected and are serving, shall perform all functions and duties which the secretary or treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an assistant secretary or an assistant treasurer may sign with the chairman of the board, the president, or a vice president, certificates for shares of stock the board of directors has authorized for issuance; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as the secretary or the treasurer, respectively, or the president or board of directors may from time to time assign to them. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the board of directors shall determine.
2.13 DIVISIONS AND OFFICIAL POSITIONS
     The board of directors shall have the power to create and establish such operating divisions of the corporation, as it may from time to time deem advisable, and to establish, and abolish, official positions within such divisions, and to assign titles and duties to such positions. The board of directors, the chairman of the board or the president may appoint individuals to, and may, with or without cause, remove them from, official positions established within a division but not filled by the board of directors. The individuals appointed need not be officers of the corporation. Only the board of directors may remove an individual appointed by it to an official position within a division. Those appointed to official positions within divisions may, but need not be, officers of the corporation. The authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.
2.14 SALARIES OF DIRECTORS AND OFFICERS
     Directors and officers shall receive such salary or other remuneration for their services to the corporation as such directors or officers as the board of directors may from time to time determine.
2.15 RESIGNATIONS, REMOVALS AND VACANCIES — DIRECTORS
     Any director may resign at any time by giving notice to the board of directors in writing. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective. In the event of any vacancy in the board of directors or any new directorship created by an increase in the authorized number of directors, a majority of the directors then in office (even if less than a quorum) may choose a successor or fill the newly created directorship. If a director gives notice of his resignation effective as of a future date, the board of directors may choose to fill the vacancy to take effect when such resignation becomes effective. Unless removed sooner, the director so chosen shall hold office until the next annual election of directors by the stockholders and until such director’s successor is duly elected and qualified. In lieu of action by the board of directors, the stockholders may fill any vacancy on the board of directors resulting from a resignation or otherwise, at a special meeting of the stockholders.
     Any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power. In the event of any vacancy in the board of directors resulting from the removal of one or more directors, a majority of the directors then in office (even if less than a quorum) may choose a successor or successors to fill such vacancy.

Unless removed sooner, the director or directors so chosen shall serve until the next annual election of directors by the stockholders and until such director’s successor is duly elected and qualified. In lieu of action by the board of directors, the stockholders may fill any vacancy on the board of directors resulting from a resignation or otherwise, at a special meeting of the stockholders.
2.16 RESIGNATIONS, REMOVALS AND VACANCIES — OFFICERS
     Any officer may resign at any time by giving notice to the board of directors. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective. The board of directors may remove an officer at any time, either with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the officer. The board of directors may fill a vacancy in any office for the unexpired portion of the term.
ARTICLE 3
STOCK; STOCKHOLDERS AND DISTRIBUTIONS
3.1 SUBSCRIPTIONS FOR SHARES
     Subscriptions to the shares of the corporation, whether made before or after its organization, must be in writing signed by the subscriber(s) and paid in full at such time or in such installments at such times as determined by the board of directors. Any call made by the board of directors for payment on subscriptions must be uniform as to all shares of the same class or series.
3.2 CONSIDERATION FOR SHARES
     The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. The judgment of the board of directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issues therefor are fully paid. The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part by action of the board of directors.
3.3 STOCK CERTIFICATES
     Every stockholder is entitled to have a certificate, signed by the chairman of the board, the president, any vice president of the corporation, or any agent of the corporation designated by the board of directors, certifying the number of shares owned by such stockholder in the corporation.
3.4 UNCERTIFICATED SHARES
     The board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the stockholders. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to the Nevada Revised Statutes. At least annually thereafter, the corporation shall provide to its stockholders of record, a written statement confirming the information contained in the informational statement previously sent hereunder.
3.5 LOST CERTIFICATES
     The corporation, through the chairman of the board, the president or any vice president, may issue a new certificate of stock or, if authorized by the board of directors pursuant to Section 3.4 of these bylaws, uncertificated shares in place of a certificate previously issued by the corporation and alleged to have been lost, stolen or destroyed. The chairman of the board, the president or any vice president may require any owner or legal representative of an owner of a lost, stolen or destroyed certificate to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it for the alleged loss, theft or destruction of a certificate, or the issuance of a new certificate or uncertificated shares.
3.6 TRANSFERS OF STOCK
     The shares of stock in the corporation are personal property and are transferable on the books of the corporation, as hereinafter provided. Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.
3.7 RESTRICTIONS ON TRANSFERS OF STOCK
     Any stockholder may enter into an agreement with other stockholders or with the corporation providing for any restriction permitted by Section 78.242 of the Nevada Revised Statutes, on the right of such stockholder to transfer shares of stock of the corporation held by such stockholder. The articles of incorporation or bylaws of the corporation may also contain restrictions on the transferability of the corporation’s shares. If such restriction is set forth conspicuously on the certificates representing the shares or, in the case of uncertificated shares, is contained in a notice sent pursuant to Section 78.235 of the Nevada Revised Statutes, the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such restriction.
3.8 FRACTIONAL SHARES
     The corporation may execute and deliver a certificate for or including a fraction of a share.
3.9 INSPECTION RIGHTS
     Any person who has been a stockholder of record of the corporation and owns not less than 15 percent of all of the issued and outstanding shares of the stock of the corporation or has been authorized in writing by the holders of at least 15 percent of all of the corporation’s issued and outstanding shares, upon at least 5 days’ written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the corporation, to make copies of records, and to conduct an audit of such records. Holders of any voting trust certificates representing 15 percent of the issued and outstanding shares of the corporation shall be regarded as stockholders for the purpose of this Section 3.9. The inspection rights granted by this Section 3.9 shall not be construed as limiting the rights of inspection afforded to the stockholders or voting trust certificate holders by Section 78.257 of the Nevada Revised Statutes.
3.10 TREASURY SHARES
     Shares of its own stock belonging to the corporation or to another entity, the majority of whose outstanding voting power to elect its general partner, directors, managers or members of the governing body is beneficially held, directly or indirectly, by the corporation, shall not be counted as outstanding shares for any purpose and may not be counted as assets of the corporation for the purpose of computing the amount available for distributions. Treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the articles of incorporation or may be disposed of for such consideration as the board of directors may determine. Notwithstanding the foregoing, the corporation may vote shares of its own stock that it holds in a fiduciary capacity.
3.11 DISTRIBUTIONS TO STOCKHOLDERS
     The board of directors of the corporation may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. No distribution may be made if, after giving it effect (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
3.12 DETERMINATION OF STOCKHOLDERS OF RECORD — RECORD DATE
     The board of directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings, or to express consent to corporate action in lieu of a meeting, must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting. If a new record date is fixed for an adjourned meeting, notice of the adjourned meting must be given to each stockholder of record as of the new record date.
     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
ARTICLE 4
MEETINGS, ELECTIONS, AND VOTING
4.1 LOCATION OF STOCKHOLDER AND DIRECTOR MEETINGS
     Meetings of stockholders and directors of the corporation may be held within or without the state of Nevada, at such place as may be designated in the call and notice of the meeting or, if no such designation is made, at the principal executive offices of the corporation.
4.2 ANNUAL MEETINGS
     An annual meeting of the stockholders shall be held on the first Wednesday of March commencing in the year 2006 for, among other things, the election of directors of the corporation for the ensuing year. If such day should fall on a legal holiday, the meeting shall be held on the next succeeding business day that is not a legal holiday. Any other proper business may also be transacted at the annual meeting.

     The annual meeting of the board of directors shall be held, without any notice other than this bylaw, immediately following the annual meeting of the stockholders, on the same date and time, and at the same place, as such annual meeting of the stockholders. The board of directors shall, at its annual meeting, elect the officers of the corporation for the ensuing year and conduct any other proper business that may come before the meeting.
     Any annual meeting of the stockholders or board of directors may be called by the entire board of directors, any two directors, the chairman of the board, if any, or the president. Notice of the annual meeting of stockholders shall be given in accordance with Article 7 of these bylaws.
4.3 SPECIAL MEETINGS
     Except as otherwise required by law, special meetings of the stockholders for any purpose may be called and the location of the meeting designated by the board of directors, the chairman of the board, or the president. Holders of shares entitled to cast not less than one-third of the votes entitled to be cast at the meeting may also call a special meeting by written request. The written request must state the purposes of the meeting and must be delivered to the chairman of the board or the president. The chairman of the board or the president, as the case may be, shall fix a date, time and place for the meeting as promptly as practicable following receipt of the written request.
     Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary at the request of any director, to be held at such time and place, either within or outside Delaware, as shall be designated by the call and specified in the notice of such meeting. Notice of any special meeting shall be given in accordance with Article 7 of these bylaws.
4.4 STOCKHOLDERS MEETINGS; QUORUM; VOTE REQUIRED
     A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall be required to constitute a quorum at any meeting of the stockholders. Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.
4.5 DIRECTORS MEETINGS; QUORUM; VOTE REQUIRED
     A majority of the board of directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business at any meeting of the board of directors. The act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.
4.6 ACTION BY WRITTEN CONSENT
     Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent to such action is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, that proportion of written consent is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.
     Any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee.
4.7 PARTICIPATION BY CONFERENCE TELEPHONE OR SIMILAR MEANS
     Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.
     Members of the board of directors of the corporation, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation pursuant to this Section constitutes presence in person at the meeting.
4.8 VOTING OF CERTAIN SHARES
     With respect to shares entitled to vote:
(a)	A person holding stock in a fiduciary capacity is entitled to vote the shares so held.

(b)	A person whose stock is pledged is entitled to vote, unless in the pledge the pledgor has expressly empowered the pledgee to vote the stock, in which case only the pledgee or the proxy of the pledgee may vote the stock.

(c)	Shares standing in the name of another corporation or other entity, domestic or foreign, may be voted by such officer, agent, or proxy as the (i) bylaws or other governing document of such corporation or entity may prescribe or, (ii) in the absence of such provision, as the board of directors or other governing body of such corporation or entity may determine.
4.9 PROXIES
     At any meeting of the stockholders of the corporation, any stockholder may designate another person or persons to act as a proxy or proxies. If any stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder upon all of the persons so designated, unless the stockholder provides otherwise.

4.10 RELIANCE UPON RECORDS
     Every director of the corporation, or member of any committee designated by the board of directors, shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
ARTICLE 5
CONTRACTS, LOANS, CHECKS AND DEPOSITS
5.1 CONTRACTS AND OTHER INSTRUMENTS
     The board of directors may authorize any officer(s), agent(s) or employee(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, subject to applicable law. Such authority may be general or confined to specific instances.
5.2 LOANS
     No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness, other than in the ordinary course of business, shall be issued in the name of the corporation, or any division thereof, unless authorized by the board of directors. Such authorization may be general or confined to specific instances.
5.3 CHECKS, DRAFTS, ETC.
     All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, outside of the ordinary course of business shall be signed by such officers or agents of the corporation, and in such manner, as the board of directors may from time to time authorize.
5.4 DEPOSITS
     All funds of the corporation, or any division thereof not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
ARTICLE 6
INSURANCE AND INDEMNIFICATION
     If authorized by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or has served at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Nevada Revised Statutes as in effect at the time of the adoption of this bylaw or as amended from time to time.
     Any director, officer, employee or agent of the corporation may be indemnified to the full extent provided by the Nevada Revised Statutes upon determination in accordance with said Statutes to so indemnify.
ARTICLE 7
NOTICE
7.1 MANNER OF NOTICE GENERALLY
     Whenever under law, the articles of incorporation or these bylaws, notice is required to be given to any stockholder, director or member of any committee of the board of directors, it shall not be construed to require personal delivery. Unless otherwise provided by law, such notice also may be given in writing by depositing it in the United States mail (postage prepaid), by express overnight courier, or by facsimile or other electronic transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.
7.2 NOTICE TO STOCKHOLDERS
     Without limiting the manner by which notice otherwise may be given effectively to stockholders, if under the provisions of the Nevada Revised Statutes stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other natural person or persons as the board of directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time and place of the meeting. A copy of the notice must be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership. Notice need not be published unless otherwise determined by the board of directors.
7.3 NOTICE TO DIRECTORS
     Notice of special meetings of the board of directors shall, and notice of annual or regular meetings may be provided to each director pursuant to this Article 7. If such notice is mailed, it shall be deposited in the United States mail, postage prepaid, at least five calendar days before such meeting. If such notice is given by overnight courier, it shall be given to the overnight courier service for delivery at least three calendar days before such meeting. If such notice is given personally or by electronic transmission, it shall be delivered or transmitted at least one calendar day before the time of the meeting. Notwithstanding the provisions of this Section 3.3, notice to a director whose address is outside of the United States must be by overnight courier or electronic transmission. Except as otherwise provided by law or these bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.
7.4 EFFECTIVENESS OF NOTICE
     Notice given by mail shall be deemed to be given at the time it is deposited in the United States mail. Notice given by overnight courier service shall be deemed to be given when delivered to the overnight courier service for delivery. Notice given by facsimile or other electronic transmission shall be deemed given: (a) if by facsimile transmission, when directed to recipient’s telefax number according to the records of the corporation; (b) if by electronic mail, when directed to recipient’s electronic mail address according to the records of the corporation; and (c) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The requirement for notice shall be deemed satisfied, except in the case of a stockholder meeting with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as a minimum notice period required by law or these bylaws.
7.5 WAIVER OF NOTICE
     Whenever under law, the articles of incorporation or these bylaws, notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by law, the articles of incorporation or these bylaws.
7.6 ACTIONS AT MEETINGS NOT REGULARLY CALLED
     Whenever all persons entitled to vote at any meeting, whether directors, trustees or stockholders, consent, either by: (a) a writing on the records of the meeting or filed with the secretary; (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders or creditors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.
ARTICLE 8
GENERAL PROVISIONS
8.1 FISCAL YEAR
     The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.
8.2 CORPORATE SEAL
     The board of directors may, but shall not be required to, adopt a corporate seal inscribed with the name of the corporation and the words “CORPORATE SEAL” and “NEVADA” and otherwise in a form approved by the board of directors.
8.3 AMENDMENTS
     These bylaws may be altered, amended or repealed (a) by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board, if the articles of incorporation confer such power upon the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors’ power or amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
8.4 EXCLUSIVITY
     These bylaws are a summary of certain rights, obligations, powers, duties of the stockholders, directors, officers and agents of the corporation and of certain procedures for the operation and maintenance of the corporation and are not exclusive. These bylaws may be construed in conjunction with the articles of incorporation, the applicable provisions of Chapter 78 of the Nevada Revised Statutes, and the law and administrative regulations in the State of Nevada. In the event any provision in these bylaws deviate from the requirements of Chapter 78 of the Nevada Revised Statutes, and such deviation is not permitted by law, then such statutes will govern with respect to such provision, unless otherwise specifically provided by law.